Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

SUPPLY AGREEMENT

This SUPPLY AGREEMENT (the “Agreement”) dated August 15, 2020 (the “Effective Date”), is between West Pharmaceutical Services, Inc., a Pennsylvania corporation with an address at 530 Herman O. West Drive, Exton, Pennsylvania 19341 on behalf of itself and its Affiliates ("West"), and scPharmaceuticals Inc., a Delaware corporation with an address at 2400 District Avenue, Suite 310, Burlington, MA 01803 ("Customer”).

Customer desires to purchase from West, and West desires to sell to Customer, the items listed on Exhibit A hereto (the “Product”) on the terms and subject to the conditions set forth below.

Accordingly, the parties hereto, intending to be legally bound, agree as follows:

1.	Definitions. As used herein, the following terms will have the following meanings:
a.	“Affiliate” has the meaning set forth in Section 2(f).
b.	“Agreement” has the meaning set forth in the Preamble.
c.

“Applicable Laws” means all relevant federal, state, local, and foreign laws, statutes, rules, regulations, and ordinances and industry standards and guidelines as in effect on the Effective Date or adopted thereafter and which are applicable to a party’s activities hereunder, including, without limitation, all applicable cGMPs together with amendments thereto.

d.

“cGMP” means the current good manufacturing practices, including the regulations promulgated by the FDA under the U.S. Federal Food, Drug, and Cosmetic Act, 21 C.F.R. Part 820, as amended from time to time.

e.	“Claims” has the meaning set forth in Section 15(a).
f.	“Combination Product” means a product comprised of the Customer Drug Product plus the Product.
g.	“Confidential Information” has the meaning set forth in Section 22(a).
h.	“Customer” has the meaning set forth in the Preamble.
i.	“Customer Drug Product” means Customer’s proprietary formulation of the drug product Furosemide.
j.	“Effective Date” has the meaning set forth in in the Preamble.
k.	“Facility” means West’s manufacturing plant located at Scottsdale, AZ or any other manufacturing plant mutually agreed to by the parties to be used by West to manufacture the Product.
l.	“FDA” means the U.S. Food and Drug Administration or any successor entity thereto.
m.	“Force Majeure” has the meaning set forth in Section 12.
n.	“Indemnitee” has the meaning set forth in Section 15(a).

o.	“Indemnitor” has the meaning set forth in Section 15(a).
p.	“Initial Term” has the meaning set forth in Section 3.
q.

“Latent Defect” means a defect that causes a Product to fail to conform to the Product Warranty, which is not discoverable upon the inspection which (a) Customer would have been expected to carry out in its ordinary course of business upon delivery of such Product or (b) Customer is required to conduct, as mutually agreed to by the parties in writing, but in each case that is discovered at a later time.

r.	“Losses” has the meaning set forth in Section 15(a).
s.	“"MPP” has the meaning set forth in Section 2(d).
t.	“Nonconforming Product” means Product that does not conform to the Product Warranty.
u.	“"Partners” has the meaning set forth in Section 22(j).
v.	“Principals” has the meaning set forth in Section 16.
w.	“Product” has the meaning set forth in the recitals.
x.	“Production Capacity” has the meaning set forth in Section 2(d).
y.	“Product Specifications” means specifications specifically agreed to by West and Customer contained or referred to in specification document number 19559012.
z.	“Product Warranty” has the meaning set forth in Section 14(c).
aa.	“Purchase Requirement” has the meaning set forth in Section 2(b).
bb.	“Quality Agreement” has the meaning set forth in Section 2(g).
cc.	“Records” has the meaning set forth in Section 17(a).
dd.	“Renewal Term” has the meaning set forth in Section 3.
ee.	“"Representatives” has the meaning set forth in Section 22(b).
ff.	“Term” has the meaning set forth in Section 3.
gg.	“U.S.” means the United States of America.
hh.	“West” has the meaning set forth in the Preamble.
2.	Commitment to Sell and Purchase Product.
a.

Supply of Product. During the Term of this Agreement, West will manufacture the Product in accordance with the terms and conditions of this Agreement, the Quality Agreement and the Product Specifications and in compliance with Applicable Laws, and Customer will purchase from West such Product, subject to the terms and conditions of this Agreement.   The geographic territory of this Agreement (including for the sake of clarity Customer’s distribution, sale, or transfer for subsequent resale of the Combination Product) is limited to the U.S. unless the parties mutually agree via an amendment to this Agreement to expand the geographic territory.

b.

Requirements.  West will sell to Customer, and Customer will purchase from West, one hundred percent (100%) of Customer’s U.S. requirements of the Product for use in delivering the Customer Drug Product (the “Purchase Requirement”) in accordance with the terms and subject to the conditions of this Agreement, including the Exhibits hereto.  For clarity, nothing is this Agreement will restrict Customer from manufacturing products and/or purchasing products from third parties for use with the Customer Drug Product that perform the same or substantially the same function as the Product.

c.

Facility.  West will manufacture the Product at its Scottsdale, AZ manufacturing plant.  Customer will permit West to manufacture Product at other West manufacturing plant(s), subject to such other manufacturing plant(s)’ satisfying the quality and regulatory obligations imposed herein. In the event that West unilaterally determines that it is necessary to manufacture Product at other manufacturing plant(s), West will qualify such other manufacturing plant(s) at its sole cost and expense. Customer will cooperate with West in good faith to qualify such other manufacturing plant(s).

d.

Commercial Capacity.  Customer acknowledges that as of the Effective Date, the maximum annual production capacity for the Product available to Customer is [***] (“Maximum Annual Production Capacity”), available on a non-dedicated basis reserved only by issuance of a purchase order for the initial six (6) months, a firm purchase order for the seventh (7th) month, and seventeen (17) months non-binding forecast (the “MPP”), (the “Production Capacity”). Additional terms and conditions for expanded commercial scale capacity are set forth Exhibit B attached hereto and incorporated herein by reference.

e.	Intentionally Omitted.
f.

Affiliates. Customer’s Affiliates may participate in this Agreement upon written notification to West of their agreement to be bound by the terms and conditions hereof as though they were a party hereto, and the term “Customer” will be deemed to include those of its Affiliates that provide the foregoing written notification to West.  Customer will be jointly and severally liable for its Affiliates hereunder.  The term “Affiliate”, with respect to the parties hereto, means any corporation or business entity fifty percent (50%) or more of the voting stock or voting equity interests of which are owned directly or indirectly by such party, or any corporation or business entity which directly or indirectly owns fifty percent (50%) or more of the voting stock or voting equity interests of such party.

g.

Quality Agreement. The parties entered into that certain Quality Agreement dated effective as of December 19, 2019 setting out the responsibilities of the parties with respect to quality assurance of the Product manufactured and supplied by West pursuant to this Agreement (the “Quality Agreement”). The Quality Agreement is hereby incorporated by reference into this Agreement.

3.

Term.  This Agreement will commence on the Effective Date and, unless terminated earlier as provided herein, will continue in effect until the fifth (5th) anniversary thereof (the “Initial Term”); the Initial Term will automatically extend by successive one (1) year periods (each a “Renewal Term” and together with the Initial Term, the “Term”) thereafter at West’s then-current rates unless either party provides notice to the contrary to the other party not less than nine (9) months prior to the end of the then-current Term.

4.

Preferred Supplier. During the Term of this Agreement Customer will designate West as Customer’s “Preferred Supplier” for the type of products covered by this Agreement. As such, West will consider in good faith any requests from Customer (but will not have the obligation) to: (a) participate in Customer’s development projects that involve the Product or other products; (b) quote on proposals for Customer’s purchase of other products; and (c) quote on proposals for Customer’s purchase of other items sold by West that are not listed on Exhibit A. For clarity, nothing in the foregoing imposes upon Customer an obligation to enter into any discussions or agreements with West with respect to any development projects, whether or not related to the Product, or for the purchase of additional quantities of the Product or other items sold by West.

5.	Forecasts and Purchase Orders.
a.

Firm orders for Product shall be placed by Customer in writing.  All orders shall specify the Product and quantities ordered (which shall be in whole batch size quantities), delivery and shipping instructions, requested delivery dates, and such other information as West may reasonably request in order to allow West to fill the order.

b.

To facilitate timely delivery of Product, West and Customer shall cooperate fully in estimating and scheduling the first order of commercial quantities of Product to be placed by Customer.  In the first six (6) months following the regulatory approval for the commercial sale of the Combination Product in the U.S., West and Customer will work together to reasonably mitigate any unforeseen demands during the launch period of the Combination Product; thereafter, Customer will need to abide by the six (6) month firm window.  Customer shall deliver to West a Master Production Plan on or before the 15th day of each calendar month (or the Friday prior in the event the 15th falls on a weekend or holiday) during the Term that covers the following twenty-four (24) month period, includes a non-cancellable purchase order for the initial six (6) months, a firm purchase order for the seventh (7th) month, and seventeen (17) months non-binding forecast (the “MPP”).  Customer may also provide an optional “upside forecast” to support West’s rough cut capacity analysis in month eight (8) onward to support raw material procurement and capacity planning. [***].

c.

Each MPP and accompanying binding purchase order shall be deemed to be automatically accepted unless West notifies Customer of its rejection of the same within ten (10) business days of receipt. West shall not unreasonably reject a MPP if it is less than or equal to the prorated portion of the Maximum Annual Production Capacity and West shall not unreasonably reject a binding purchase order from Customer if the quantities of Product is less than or equal to the binding portion of the MPP and consistent with then-current lead times and minimum and maximum monthly ordering quantities. If the quantities indicated outside the binding period of the MPP are greater than the MPP, West will use commercially reasonable efforts to accommodate the supply of Product ordered by Customer. Once accepted by West, Purchase Orders are binding on both parties and may not be cancelled or modified unless mutually agreed upon by the parties or as specified in Section 11.  The MPP shall be updated to reflect the acknowledged delivery dates.

d.

Failure to Supply. In the event West fails to deliver the quantities of Product specified in any binding purchase order by the delivery date set forth therein for any two (2) consecutive calendar months with a combined unit shortage greater than [***].  West will provide daily updates on progress and status of the corrective action if so required by the Customer until the required supply has been fulfilled.

e.

The parties agree to meet (in person or by telephone) on a reasonable ad hoc basis upon the request of either party to review and discuss the forecasting, ordering and shipping procedures implemented pursuant to this Agreement.

6.	Raw Materials.

a.

Safety Stock. West will procure and maintain for the manufacturing of the Product a safety stock of raw materials and other components required to be used by West for the manufacture of the Product and as necessary to satisfy the Master Production Plan and applicable binding purchase orders for the Product and avoid supply shortages. In addition, West will procure strategic supply for any raw materials that have a lead-time in excess of the binding period for a raw material that may be reasonably expected to be in short supply based on industry trends within the 24 month forecasted quantity. West will be responsible for the costs and expenses associated with such safety stock.

b.	Allocation of Raw Materials.
i.

In the event that West’s supply of raw materials or other components supplied by third parties necessary for the manufacture of the Product is disrupted or adversely affected during the term of this Agreement, such that any such raw materials or components are in short supply for a period of at least thirty (30) days, then West will allocate that portion of the available quantity of such raw materials or components to Customer as Customer’s consumption of such raw materials or components related to West’s aggregate use of such raw material or components during the calendar quarter immediately preceding the occurrence of the event giving rise to the short supply, except to the extent in West’s reasonable judgment a different allocation of raw materials or components is required to avoid serious harm or injury to patients.

ii.

In the event the disruption in the supply of raw materials or components is reasonably expected to continue for an indefinite period, the parties will jointly consider their available options including the selection of an alternate supplier of the raw material or component, the identification of suitable alternate raw material or component and the acquisition of sufficient quantities of the raw material or component to enable the continued manufacture of the Product for a reasonable period.

iii.

West has a formal business continuity plan detailing West’s plans, procedures and designated resources for timely response to and recovery from potential information technology, civil, natural, and physical disasters that could reasonably be expected to disrupt West’s performance of the manufacturing of the Product, and covering potential disruption that might arise in connection with the COVID-19 pandemic (“Business Continuity Plan”). Without limiting the foregoing, the Business Continuity Plan identifies the necessary steps that West will take to mitigate potential risks and threats to its ability to manufacture and supply products to its customers. The Business Continuity Plan contains site level procedures for maintaining and restoring critical business operations to acceptable functionality in the unlikely event of a severe disruption in normal operations. West will evaluate and update the Business Continuity Plan on a yearly basis, and upon request, West will make a summary of such Business Continuity Plans available to Customer or its designated representative (subject to the execution of a written confidentiality agreement between West and such designated representative) for review. West will consider in good faith any reasonable comments that Customer may have with respect to the Business Continuity Plans. During the Term of this Agreement, West will promptly notify Customer in writing of any potential disruption to the manufacturing and supply of the Product.

7.	Invoices; Payment Terms.
a.

West will invoice Customer at the time of shipment to Customer of the Product. Customer will pay all invoices for undisputed payments within thirty (30) days from the date of invoice unless otherwise stated or agreed in writing by West.  All invoice and payments under this Agreement will be in U.S. Dollars. [***] on any unpaid undisputed amounts not paid on the applicable due date.  In the event Customer disputes an invoice in good faith, Customer shall (i) provide to West within the payment terms a written statement setting forth, in reasonable detail, the specific nature of the dispute, and (ii) pay the undisputed portion of such invoice within the applicable invoice terms for payment.  The parties shall attempt to resolve any such invoice dispute in good faith as soon as possible.

b.

Pro rata payments will become due as partial shipments are made, including multiple shipments on a single order.  If shipments are delayed by Customer for any reason, West may elect to invoice Customer for the Product prior to shipment and will store the Product either on or off-site; such storage will be at Customer’s risk and expense as provided in Section 10 hereof.

c.

For Product shipped from West locations in Brazil, Israel and the United States, Product prices do not include shipping pallets, which are separately chargeable by West.  Customer will select the size and type of shipping pallet to be used in the shipping of each order shipped from those locations; provided, in the absence of any specific instruction from Customer, West will select a size and type of shipping pallet it reasonably deems appropriate.

8.

Delivery; Risk of Loss.  West will deliver the Product within plus or minus five (+/-5) days of the date of delivery set forth in the applicable purchase order. Unless otherwise agreed in the applicable purchase order, all sales are EXW (INCOTERM 2020) point of manufacture. Title to the Product will pass to Customer upon Customer’s designated common carrier taking possession of the shipment. Delivery of ten percent (10%) more or less than the quantity of the Product specified will constitute fulfillment of the purchase order, and in each case the difference will be paid for or allowed at the current price.  Customer and West may agree to allow West to make delivery in installments, which will be separately invoiced at the time of shipment and paid for by Customer within thirty (30) days of invoice date, without regard to subsequent deliveries.

9.	Non-conforming Products.
a.

Incoming Visual Examination.  Customer will verify that the shipment upon its arrival at the specified destination is intact, that there is no obvious shortage, loss or damage, and that the shipment does not contain any Nonconforming Product apparent under reasonable visual examination of the incoming shipping cartons or pallets.  Customer will notify West within ten (10) days of (i) receipt of shipment, if the shipment is not intact, has obvious shortage, loss or damage, or contains any Nonconforming Product; or (ii) within thirty (30) days of discovery of a  Latent Defect, but in any event within the Product shelf-life. For orders for which risk of loss transfers at West’s facility based on the applicable INCOTERMS, claims for loss or damage to Product in transit by common carrier must be made to the carrier and not to West.

b.

Product Testing.  If Customer and West are unable to agree as to whether certain the Product  is Nonconforming Product, the parties will cooperate to have the Product in dispute analyzed by an independent testing laboratory of recognized repute selected by Customer and approved by West, which approval will not be unreasonably withheld, conditioned or delayed.  The results of such laboratory testing will be final and binding on the parties as to whether such Product is a Nonconforming Product.  If the alleged Nonconforming Product is determined to meet the Product Warranty, then Customer will bear the cost of the independent laboratory testing and pay for the Product in accordance with this Agreement.  If the Product is determined not to have met the Product Warranty, then West will bear the cost of laboratory testing and Customer will be entitled to avail itself of the remedies provided in Section 9(c).

c.	Remedies of Buyer. Provided a claim is made within the timeframes specified in Section 9(a), at Customer’s option: [***].
d.

Recalls. In the event any regulatory authority issues in the U.S., or Customer voluntarily undertakes, a recall of the Product, Customer will promptly notify West, and West will provide reasonable assistance to Customer in conducting such recall, including providing Customer with all reasonably pertinent records and information.  [***].

10.

Storage.  West will store the Product in accordance with the applicable Product Specifications. If West is not able to ship the Product to Customer within thirty (30) days after notification has been made to Customer that they are ready for shipping due to Customer's failure to give shipping instructions or for any other reason within Customer’s control, or if Customer otherwise refuses to accept delivery of the Product upon its arrival at the location specified in Customer’s order, then West may store the Product in accordance with the applicable Product Specifications or Customer’s written instructions in a warehouse or upon West's premises, and Customer will promptly pay all handling, transportation and storage expenses at the prevailing commercial rates following West's submission of invoices for such amounts.  Risk of loss to such Product will pass to Customer upon their transfer into storage.

11.

Changes to Submitted Orders.  For all orders that have been accepted by West, reduction in the quantity of Products ordered, cancellation or suspension of deliveries, order increases, expedited delivery and all other changes are not allowed except with West's consent and may be subject to Customer’s payment of West’s fees (including, without limitation, the Idle Capacity Fee) for permitted order changes, in accordance with West’s Order Cancellation Policy.

12.

Force Majeure.  Neither party hereto will be held liable to the other party for any loss or damage or be in breach of this Agreement for its delay or inability to perform its obligations hereunder to the extent such delay or failure results from causes beyond its reasonable control that are not reasonably foreseeable or avoidable, including without limitation embargoes, war, fires, earthquakes, floods, strikes, pandemics or government actions (“Force Majeure”).  Should any Force Majeure events occur, the affected party will give prompt notice to the other party of such cause, and will take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.  If a Force Majeure event persists for more than thirty (30) calendar days, the parties shall work together for a mutually agreed upon corrective action. However, the nonaffected party may terminate this Agreement upon thirty (30) days’ written notice to the other party if the adverse effects of a Force Majeure event on the other party’s performance persists for more than ninety (90) calendar days.  Notwithstanding the foregoing, disruptions or other adverse effects attributable in whole or in part to COVID-19 disease or the SARS-CoV-2 virus, including any subtypes or strains thereof, including without limitation (a) the failure of a party’s suppliers to provide products or materials, (b) labor shortages, (c) government action, (d) reduction in customer demand or (e) any related Force Majeure events, will be deemed  to be a Force Majeure event for the purpose of this Section, subject to West’s obligations under Section 6(b)(iii).

13.	Intentionally omitted.
14.	Representations, Warranties, Remedies and Limitations of Liability.
a.

Mutual Representations.  Each party hereto represents and warrants that as of the Effective Date: it is, and will remain, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; it has the authority to enter into this Agreement; the execution and delivery of this Agreement has been authorized by all requisite corporate action; this Agreement is and will remain a valid and binding obligation of the executing party, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors; the individual executing this Agreement on behalf of such party is authorized to do so; there is no action, suit or proceeding, at law or in equity, before or by any court or governmental authority, pending or, to the best of such party's knowledge, threatened against it, wherein an unfavorable decision, ruling or filing would materially adversely affect its performance of its obligations hereunder or the other transactions contemplated hereby, or which, in any way, would adversely affect the enforceability of this Agreement, or any other agreement or instrument entered into by it in connection with the transactions contemplated hereby; and, during the Term it will comply with all Applicable Laws and regulations regarding its obligations arising under this Agreement, including but not limited to compliance with the U.S. Federal Food, Drug, and Cosmetic Act .

b.

West Representations and Warranties.  West represents and warrants that as of the Effective Date: West holds all necessary permits, approvals, consents and licenses necessary to enable the performance of the manufacturing services at the Facility; the Facility is, and will remain during the Term of this Agreement, in compliance with Applicable Laws; and, the Product and the use of West’s intellectual property to manufacture the Product under this Agreement will not infringe the intellectual property rights of any third party and West will promptly notify Customer in writing should it become aware of any claims asserting such infringement; provided, however, that the parties acknowledge and agree that certain registration activities will need to occur following the regulatory approval for the commercial sale of the Combination Product in the U.S. (i.e., the addition of the approved Combination Product to West’s licenses).

c.

Product Warranty.  West represents and warrants that all Product delivered to Customer will: (ii) on the date of shipment to Customer meet the Product Specifications; (ii) be manufactured and delivered in accordance with the Quality Agreement and cGMPs; and (iii) not be adulterated or misbranded within the meaning of the U.S. Federal Food, Drug, and Cosmetic Act, as amended, and any regulations promulgated thereunder (the “Product Warranty”). In addition, West represents and warrants that all Product delivered to Customer will, on the date of shipment to Customer, be free and clear of any lien or encumbrance levied as a result of West’s actions or inactions.

d.

Disclaimer of Representations and Warranties. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT,  NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, ANY AND ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT. THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT RUN SOLELY TO THE PARTIES HERETO.

e.

Customer Responsibility.  Customer acknowledges and agrees that all Products are sold only on the basis that it is the sole responsibility and duty of Customer to assure that the Products are fit for the uses and purposes for which Customer intends to use them, and are compatible with Customer's particular product and its processing and packaging methods.  Except to the extent of any obligations expressly imposed on West pursuant to this Agreement, Customer assumes all risks whatsoever as to the result of the use of the Products, whether used singly or in combination with other goods or substances.

f.

Limitations of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR INDIRECT DAMAGES, LOST PROFITS OR REVENUES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING, without limitation, NEGLIGENCE or delayed performance or delivery). THIS LIMITATION WILL APPLY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. notwithstanding the foregoing, this section 14(F) will NOT APPLY TO any claims or DAMAGES RESULTING FROM a party’s gross negligence or willful misconduct or a Party’s indemnification obligations under Section 15 or ITS DUTY OF CONFIDENTIALITY AND NON-USE IMPOSED UNDER SECTION 22 or customer’s payment obligations hereunder.  [***].

15.	Indemnification.
a.	[***].
b.

Each Indemnitee agrees to give the Indemnitor prompt written notice of any Claim; provided, however, that the failure to provide such prompt notice will not eliminate the Indemnitor’s obligation to indemnify the Indemnitee under this Section 15 except (and to the extent) the Indemnitor has been prejudiced by such failure. The Indemnitor will have sole control of the defense and settlement of such claim; provided; however, that the Indemnitor will not enter into a settlement or otherwise compromises such claim in any manner which requires the Indemnitee to admit fault without the Indemnitee’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned. The Indemnitee will be entitled to participate in the defense of such matter and to employ counsel at its expense to assist therein. The Indemnitee will provide the Indemnitor with such information and assistance as the Indemnitor may reasonably request, at the expense of the Indemnitor. The Indemnitor’s obligation under this Section is conditional upon the Indemnitee's agreement that, if the use of the Confidential Information becomes, or in the Indemnitor’s opinion is likely to become, the subject of an infringement claim, then the Indemnitee will permit the Indemnitor, at the Indemnitor’s expense, either to procure the right for the Indemnitee to continue to use such items or to replace or modify them so that they become non-infringing.  This is the sole indemnification arising under this Agreement, and Customer’s sole remedy and West’s sole liability relating to infringement of third party intellectual property rights resulting from the Product or the use of West’s intellectual property to manufacture the Product under this Agreement.

16.

Certification Regarding Debarment.  Each party certifies, to the best of its knowledge and belief, that it and its Principals, Affiliates, subcontractors, employees or any other person performing obligations under this Agreement: (a) have not been debarred and are not presently debarred, suspended, proposed for debarment pursuant to Section 306 of the U.S. Federal Food, Drug, and

Cosmetic Act, 21 U.S.C. § 335a, or declared ineligible for the award of contracts by any federal agency; (b) are not ineligible to participate in any federal and/or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f)); (c) are not disqualified by any government or regulatory authorities from performing specific services, and are not subject to a pending disqualification proceeding; and (d) have not been convicted of a criminal offense related to the provision of healthcare items or services and are not subject to any such pending action.  "Principals", for the purposes of this certification, means officers, directors, owners, partners, and persons having primary management or supervisory responsibilities within a business entity (e.g., general manager, plant manager, head of a subsidiary, division, or business segment, and similar positions). Each party will provide immediate written notice to the other party if, at any time prior to the execution of or during the term of this Agreement, it learns that such party, its Principals, Affiliates, or subcontractors, employees or any person used to perform obligations under this Agreement, as applicable, is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending.  The certification in this provision is a material representation of fact upon which reliance was placed when entering into this Agreement. Notwithstanding any provision to the contrary in this Agreement, if it is later determined that either party knowingly rendered an erroneous certification or such certification becomes erroneous by reason of changed circumstances, the other party may terminate this Agreement immediately upon written notice to such party.

17.	Records; Audit Rights; Regulatory Inspections.
a.

Records. For eight (8) years from Product manufacture, or for such longer period as may be required by Applicable Laws, West will maintain true, complete and accurate records, reports and all other information relating the manufacture of the Product, including all information required to be maintained by Applicable Laws (the “Records”).

b.

Customer Audits.  No more than once per calendar year (except in the case of “for cause” audits), upon reasonable advance notice and during normal working hours, Customer or its designee may audit (i) the Facility and West’s quality systems and manufacturing operations at the Facility to the extent related to the manufacture of the Product and (ii) the Records, in each case to verify that West is manufacturing the Product in accordance with this Agreement. The parties will mutually agree on the date, time, scope, duration, and number of auditors in advance of any audit.  “For cause” audits to investigate deviations will be scheduled on an expedited basis.  Customer will not be entitled to audit financial records (except to the extent needed to verify shipping quantities and invoices) or personnel records, nor any portion of the Facility that is solely dedicated to either the manufacture of Products or the performance of services for third parties. Confidential Information observed during an audit is subject to the confidentiality obligations in Section 22; provided, however, that West reserves the right to require the execution of a confidentiality and nondisclosure agreement prior to the audit activity that specifically relates to such audit. Each party is liable for its own costs and expenses related to the conduct of an audit pursuant to this section 17(b).

18.	Price and Price Adjustments. [***].
a.	[***].
b.	[***].
19.	Cost Savings. [***].

20.	Intentionally Omitted.
21.	Intellectual Property.
a.

All specifications, Product Specifications, drawings, design, data, information, ideas, methods, patterns, and/or inventions made, conceived, developed, or acquired by West in connection with procuring and/or executing Customer's purchase order will vest in and inure to West's sole benefit notwithstanding any charges therefor which may have been or may be imposed by West.

b.	This Agreement does not contemplate or include a license to or transfer of ownership of any of either party’s intellectual property to the other party.
c.

Customer agrees to include the following notice regarding trademarks on any printed materials and webpages created after the Effective Date of this Agreement and as soon as reasonably practicable thereafter which shows the exterior of the Product:  “The exterior configuration of this drug delivery device is a trademark of West Pharma. Services IL, Ltd., a subsidiary of West Pharmaceutical Services, Inc., and is used with permission.”

22.	Confidentiality Obligations.
a.

As used in this Agreement, the term "Confidential Information" means any and all information (including but not limited to trade secrets, customer business associations, transactions, financial arrangements and technical or commercial affairs of the disclosing party, specifications, know-how, materials, data, reports and other communications relating to the supply of Products) which are disclosed or provided by one party to the other in connection with this Agreement, whether in oral, written, or in any electronic or other tangible form and whether furnished before, on or after the Effective Date.  Confidential Information includes, without limitation, all portions of analyses, studies and other documents containing any of the foregoing, and the existence of this Agreement and its terms.

b.

Each party will keep all of the other party’s Confidential Information confidential and will not use such Confidential Information in any way except in connection with the performance of its obligations or exercise of its rights under this Agreement.  Without the prior written consent of the other party, neither party will analyze, have analyzed, or otherwise attempt to determine the composition or structure of any samples, nor disclose any of the other party’s Confidential Information to any third party; provided, however, that each party may disclose the other party’s Confidential Information to its Affiliates and to its and its Affiliates’ directors, officers, employees, agents, subcontractors, consultants, auditors, lenders or other representatives (“Representatives”) who have a need-to-know and are bound by written obligations of confidentiality and non-use at least as restrictive as those set forth in this Agreement. Each party will be liable to the other party for breach by its Representatives of the obligations of confidentiality and non-use of this Section 22.

c.

All written disclosures of information considered to be Confidential Information by the disclosing party will bear the notation "Confidential".  All non-written disclosures of Confidential Information must be confirmed by the disclosing party as being confidential at the time of disclosure or in writing within thirty (30) days following the non-written disclosure.  The written confirmation will identify the particular Confidential Information, state that it is considered confidential.  Notwithstanding the requirements of this Section

22(c), the failure to label or identify any information as Confidential Information will not change the confidential status of such information if a reasonable person would know that such information was confidential or proprietary to the disclosing party.

d.	Each party will ensure that the other party’s Confidential Information is not used or disclosed in any manner except as permitted by this Agreement.
e.

All Confidential Information will remain the property of the disclosing party, except for analyses, studies, or other documents prepared for the recipient which contain, reflect or are based upon, in whole or in part, any Confidential Information furnished by the disclosing party.  Upon the written request of the disclosing party: (i) all tangible Confidential Information (including all copies thereof), except analyses, studies, and other documents prepared for the benefit of the recipient, will be promptly returned to the disclosing party or destroyed by the recipient; (ii) to the extent any analyses, studies, and other documents prepared for the benefit of the recipient (including all copies thereof) contain, reflect or are based upon Confidential Information, such analyses, studies, and other documents will be destroyed.

f.	The obligations of confidentiality and non-use set forth in this Section will not apply to any portion of the Confidential Information which:
i.	legitimately and through no other breach of any confidentiality obligation is or becomes available to the general public other than through the act or default of the recipient or its agents;
ii.

is obtained by the recipient from a third party who is rightfully in possession of the Confidential Information and does not violate any obligation of confidentiality or non-use by disclosing such Confidential Information on a non-confidential basis;

iii.	is in the recipient’s possession and is not subject to any confidentiality obligation prior to disclosure by the disclosing party; or
iv.	is independently developed by the recipient without use of or access to the Confidential Information.
g.

If the recipient of Confidential Information is required by any governmental authority, court order or a court of competent jurisdiction or by Applicable Laws, including for any legal process (such as deposition, interrogatories, requests for information, documents or admissions, subpoenas, or the like), to disclose any Confidential Information, the recipient may disclose the disclosing party’s Confidential Information, provided it notifies the disclosing party in advance of any such disclosure as promptly as practicable. The disclosing party may seek an appropriate protective order and/or waive the recipient's obligation to comply with this Agreement.  The recipient will fully cooperate with all efforts to obtain any such order and take all reasonable and lawful actions to avoid or minimize the degree of such disclosure and to have the disclosed Confidential Information treated as confidential.   Any such disclosure, however, will not relieve the recipient of its obligations contained herein.

h.

Specific aspects or details of Confidential Information will not be considered available to the general public, in the public domain, or in the prior possession of the recipient merely because it is embraced by more general information available to the general public or in the prior possession of the recipient.

i.

The parties recognize and acknowledge the competitive value and confidential nature of the other’s Confidential Information and the irreparable damage that could result if Confidential Information is used or disclosed in violation of this Agreement.  Either party may unilaterally institute appropriate proceedings to enforce its rights hereunder.  The parties acknowledge and agree that money damages would be an insufficient remedy for any violation of the confidentiality obligations under this Section 22 and, accordingly, either party will be entitled, in addition to any monetary damages, to seek specific performance and injunctive relief as remedies.  These remedies will not be exclusive but will be in addition to all other remedies available at law or in equity.

j.

Notwithstanding anything in this Agreement, Customer may disclose the existence and terms of this Agreement to its actual or prospective investors, lenders, acquirers, collaborators, licensors, (sub) licensees or strategic partners, and their respective accountants, financial advisors and other professional representatives, (“Partners”) in each case, who have a need to know such Confidential Information and are bound by customary obligations of confidentiality; provided that, if any such Partner is a competitor or customer of West, Customer agrees to limit its disclosure to a redacted version of this Agreement that does not contain any financial terms, and Customer shall not disclose the unredacted version of this Agreement to such Partner that is a competitor or customer of West without West’s prior written consent.  West will have the opportunity to review the redacted version of this Agreement in advance of any such disclosure, and Customer shall consider in good faith any additional redactions reasonably suggested by West.  Customer will be liable to West for breach by such Partners of the obligations of confidentiality and non-use of this Section 22.

k.

Except to the extent required by Applicable Laws and as otherwise provided in this Section 22, neither party will make any public statements or releases concerning this Agreement or the transactions contemplated by this Agreement without obtaining the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.   For any public statements or releases that include the mention of a party’s trademark, both parties agree to include a statement attributing ownership of that trademark to the appropriate party.  In the event that one Party reasonably concludes that disclosure of this Agreement is required by Applicable Laws (including the disclosure requirements of the United States Securities and Exchange Commission) and the other Party would prefer not to make such disclosure, the Party seeking disclosure shall (i) provide reasonable advance notice to the other Party of the intended disclosure and the content of such disclosure; and (ii) prepare a redacted version of this Agreement and permit the other Party reasonable advance notice and the opportunity to comment on any such redacted Agreement; and (iii) file the redacted Agreement in accordance with the rules and regulations of the United States Securities and Exchange Commission.  Prior to the filing, the Party seeking to make such disclosure or its counsel, as the case may be, will in good faith (A) consider incorporating such comments and (B) use reasonable efforts to incorporate such comments or limit disclosure to the extent reasonably requested by the other Party.  Customer shall, whether or not requested by West, redact for any financial terms and such other additional terms, in each case in accordance with the disclosure requirements of the United States Securities and Exchange Commission, and will disclose only the minimum amount of West information that is required by Applicable Laws to be disclosed.

l.

The obligations of this Section 22 will survive for a period of ten (10) years from the expiration or termination of this Agreement, except with respect to trade secrets, for which the obligations of this Section 22 will continue for so long as such information remains a trade secret under Applicable Laws.

23.

Quarterly Business Review Meetings.  Customer and West will participate in business review meetings during the Term on a periodic (but no less than quarterly) basis at a mutually agreed time and location.  The agenda for these meetings will be jointly determined, but are expected to address the current and anticipated business drivers affecting each party including, without limitation, new products and new business opportunities.

24.	Default and Termination.
a.

Either party has the right to terminate this Agreement upon material breach by the other party upon thirty (30) days’ notice (fifteen (15) days with respect to payment obligations) if such breach is not cured within such 30-day period (fifteen (15) days with respect to payment obligations). Such notice will specify in reasonable detail the material breach and the basis upon which this Agreement is to be terminated.   If by its nature such breach cannot be cured within such thirty (30) day period (fifteen (15) days with respect to payment obligations) and the breaching party is proceeding diligently to effect a cure of such breach, then this Agreement may not be terminated for an additional thirty (30) days (fifteen (15) days with respect to payment obligations) or until such time as the breaching party ceases to effect a cure, whichever is shorter. In addition to the foregoing, West shall have the right to delay shipment of product immediately upon such failure to pay if the Customer does not pay all delinquent amounts within five (5) business days of written notice (“Warning Period”).

b.

This Agreement may be terminated by either party on immediate written notice in the event that the other party becomes insolvent, bankrupt, makes an assignment for the benefit of creditors, or otherwise becomes subject to a plan of reorganization.

Prior to commercial launch, this Agreement may be terminated by Customer upon written notice to West if (i) Customer receives from FDA notice of FDA’s refusal to approve Customer’s application for approval to market the Customer Drug- Device Combination Product or (ii) a complete response letter indicating that Customer’s application for approval to market the Customer Drug-Device Combination Product cannot be approved without one or more additional clinical trials being performed, in either case within ninety (90) days of receipt of FDA communication.

c.

Termination or expiration of this Agreement will not affect the rights and obligations of the parties that accrued prior to the effective date of such termination or expiration.  Sections 1, 7, 9, 10, 12, 14, 15, 16, 17(a), 21, 22, 24 and 25 will survive any termination or expiration of this Agreement.

25.	Miscellaneous.
a.

Limitation of End Usage.  Notwithstanding any other provision of this Agreement, Customer acknowledges and agrees that Products will be used for packaging pharmaceutical products and not any other end usage without the prior written consent of West, which West may withhold in its sole and absolute discretion.  Customer will not re-sell or further distribute Products except as they are incorporated into Customer’s products as contemplated herein.

b.

Conflicting Documents.  Terms or conditions contained in any purchase orders, invoices, sales receipts, shipping documents, forms, billing documents or other similar documents issued by either party hereto to the other shall be without force or effect. Notwithstanding anything in the foregoing, in the event of any conflict between this Agreement and the Quality Agreement, the terms and conditions of (i) the Quality Agreement will govern with respect to all matters pertaining to quality control/quality assurance and regulatory compliance and (ii) this Agreement will govern in all other respects.

c.

Assignment.  Neither this Agreement nor any of the rights hereunder may be assigned by either party hereto except with the prior written consent of the other party, and any purported assignment to the contrary will be void; provided, however, that either party may assign this Agreement to (i) an Affiliate or (ii) a successor-in-interest in the event of a merger, consolidation or change of control or (iii) in connection with the transfer or sale of all, or substantially all, of the assets of such party to which this Agreement relates, but only if the successor in interest agrees in writing, in a form reasonably satisfactory to the other party, to be bound by the terms of this Agreement as if named as a party hereto. No assignment will relieve the assignor of its obligations under this Agreement. Any attempted assignment in violation of this Section 25(c) will be null and void.

d.

Notices.  All notices, requests, consents, and other communications required or permitted under this Agreement will be in writing and will be hand-delivered, mailed by postage prepaid registered or certified mail, return receipt requested, or sent by a guaranteed overnight delivery service, and addressed to:

If to Customer:

scPharmaceuticals Inc.

2400 District Avenue, Suite 310

Burlington, MA 01803

Attention: John Tucker

If to West:

West Pharmaceutical Services, Inc.

530 Herman O. West Drive

Exton, Pennsylvania  19341

Attention:  Senior Vice President of Commercial Products and Emerging Markets

with a copy to:

West Pharmaceutical Services, Inc.

530 Herman O. West Drive

Exton, Pennsylvania  19341

Attention:  General Counsel

or to such other place and with such copies as either party may designate by notice to the other party in the manner prescribed above.  All notices will be deemed delivered upon receipt.

e.	Taxes. Each party will be responsible for all taxes imposed on it by any Applicable Laws. For the sake of clarity and without limiting the generality of the foregoing, all value added,

occupational, sales, excise, use, gross income (other than West’s income tax) or other taxes associated with the sale of the Products will be paid by Customer, and all federal and state income taxes and unemployment and other employee-related taxes imposed upon West will be paid by West.  Responsibility for import and export duties will be borne by West or Customer based upon the INCOTERM (2010) applicable to the associated shipment.  In the event West is required to pay any tax, fee, or charge that the Customer is responsible for, Customer will reimburse West for such payment, or in lieu of such payment, Customer will provide West prior to the time the order is submitted an exemption certificate or other document acceptable to the authority imposing the tax, fee or charge.

f.

Applicable Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware, regardless of the laws governing the principles of conflicts of laws applicable thereto.  The parties agree that the provisions of the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement, and are expressly excluded.

g.

Jurisdiction.  The parties hereby unconditionally and irrevocably submit to (and waive any objection on the grounds of inconvenient forum or otherwise) the jurisdiction of the courts of the State of Delaware or the United States District Court for the District of Delaware, which courts will have exclusive jurisdiction to adjudicate and determine any suit, action or proceeding regarding or relating to this Agreement. A judgment, order or decision of those courts in respect of any such claim or dispute will be conclusive and may be recognized and enforced by any courts of any state, country or other jurisdiction.

h.

Severability.  If any term or provision of this Agreement will for any reason be held invalid, illegal or unenforceable in any respect by a court or other body of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision hereof, and this Agreement will continue in full force and effect and will be interpreted and construed as if such term or provision, to the extent the same will have been held to be invalid, illegal or unenforceable, had never been contained herein.  If any provision of this Agreement is held to be excessively broad, it will be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law. The parties will use their commercially reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s), which, insofar as practical, implement the intent of the parties.

i.

Waiver.  No waiver hereunder will be effective unless signed by the party granting the waiver. Any delay or failure by either party to enforce any rights under this Agreement will not be construed as a waiver of such rights nor will a waiver by a party in one or more instances be construed as constituting a continuing waiver or as a waiver in any other instances.

j.

Independent Contractor Status.  The relationship of West and Customer established by this Agreement is that of independent contractors and neither party will incur any debts or make any commitments for the other party except to the extent expressly provided in this Agreement.  Nothing contained in this Agreement is intended to create or will be construed as creating between West or Customer the relationship of co-partners, principal/agent, employer/employee or joint venturers with the other party or as a participant in a joint or common undertaking with the other party.  Neither party will have any responsibility for the hiring, termination or compensation of the other party’s employees or contractors or for any employee benefits of any such employee or contractor.

k.

No Third Party Beneficiaries.  The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and they will not be construed as conferring any rights on any other persons other than each party’s Indemnitees pursuant to the indemnification provisions of Section 15(a).

l.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be an original but together will constitute a single Agreement. Any photocopy, facsimile or electronic reproduction of the executed Agreement will constitute an original.

m.

Headings; Construction.  The paragraph headings herein are for convenience only and will not affect the meaning or interpretation of this Agreement.  Both parties have participated equally in the formation of this Agreement and the language of this Agreement will not be presumptively construed against either party. The words “include,” “includes” and “including” when used in this Agreement are deemed to be followed by the phrase “but not limited to”.  The words "shall," "will" and “agrees” are imperative, and “may” is permissive.

n.

Entire Agreement.  This Agreement, together with the Exhibits attached hereto, the Quality Agreement and each purchase order issued under this Agreement, which are incorporated herein by reference, constitute the entire agreement between the parties concerning the subject matter contained in this Agreement and supersedes all written or oral prior agreements or understandings with respect thereto.  No course of dealing, usage of trade or course of performance will be relevant to explain or supplement any of these terms and conditions.  No variation or modification of any of the terms or exhibits of this Agreement or any waiver of the terms of provisions hereof will be valid unless in writing and signed by an authorized representative of each party.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement as of the Effective Date.

scPharmaceuticals Inc.	WEST PHARMACEUTICAL SERVICES, INC.
By: /s/ John H. Tucker	By: /s/ Eric Green
Name: John H. Tucker Title: Chief Executive Officer	Name: Eric Green Title: Chief Executive Officer

EXHIBIT A

PRICING EXHIBIT

1.	Product: On-body drug delivery system based on West SmartDose technology, cartridge and piston.

Part Number	Description
19559012	SMARTDOSE GEN II DEVICE
19558583	DS PISTON 10ML FR2 D21-7HW RUV 190
19550709	CARTRIDGE TUB ASSEMBLY 10ML 30 HOLE RU

2.	[***].

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[***].

[***].

EXHIBIT B

COMMERCIAL CAPACITY [***]

1.	Commercial Capacity.

a.

Capital Investment.  Upon the parties’ mutual written agreement, recognizing that any capacity expansion will require a lead time of approximately [***], if Customer’s demand for the Product exceeds the Production Capacity, then West shall use commercially reasonable efforts to increase its commercial production capacity for the Product at a manufacturing plant selected in West’s reasonable discretion to meet Customer’s requirements for the Product.  In exchange for West agreeing to expand capacity and the preferential pricing offered in this Agreement, Customer agrees to fund fifty percent (50%) of West’s investment (which the total investment amount by the parties is estimated to be [***] as of the Effective Date) in additional equipment (the “New Production Line”) to support the capacity increase, provided any such amount in excess of the aforementioned estimate has been agreed to in writing by Customer. The New Production Line shall be owned in its entirety by West, regardless of any amounts paid by Customer with respect thereto.  West shall qualify such new manufacturing plant at its sole cost and expense and such new manufacturing plant shall be deemed a “Facility”, subject to the terms and conditions of this Agreement, and the manufacture of any Product for Customer at such new manufacturing plant shall be subject to the terms and conditions of this Agreement.

b.

Unutilized Asset Fees.  Beginning with the validation of the New Production Line, if the 6 month firm orders do not average at least [***] per month for the New Production Line, Customer shall reimburse West for expenses associated with maintaining the New Production Line (the “Unutilized Asset Fees”); provided that, West shall use commercially reasonable efforts to sell any unutilized production capacity for the New Product Line to third-party customers. The Unutilized Asset Fees consist of recurring costs and can be calculated at [***]/month for the New Production Line or [***]/month including labor expenses.  West will have the option for production to remain in Scottsdale and charge the Customer [***]/month of Unutilized Asset Fees until orders of [***] for the New Production Line per month or greater are placed by the Customer.  If the New Production Line has been staffed with direct labor, the Unutilized Asset Fee will be [***]/month.  The Unutilized Asset Fees in any month would be reduced to the extent that the associated costs are recovered through sales to third-party customers from the New Production Line. To the extent it applies, the Unutilized Asset Fee will be charged in lieu of the Idle Capacity Fee described in (c) below.

c.

Idle Capacity Fees.  Once production has commenced and orders fulfilled from the New Production Line, the June MPP and firm purchase orders provided by Customer shall create the annual volume baseline for the next calendar year.  In the event that Customer does not take delivery [***], within established monthly min and max ordering quantities, West can charge the Customer an idle capacity fee equaling [***] (the “Idle Capacity Fee”) times the difference between [***] (full lot quantities) of the annual volume baseline and the actual quantity delivered.  The Idle Capacity Fee will be assessed and paid in the first quarter of each year following an event that triggers the Idle Capacity Fee.

d.	In no event will the Unused Asset Fees exceed [***]. The Unused Asset Fee obligation will extend twenty-four (24) months beyond the validation of the New Production Line.

e.

The above quantities and fees are calculated based on the assumption of the Customer committing to a capital investment of [***] into a New Production Line capable of producing [***] per year.  West and the Customer may jointly agree to alter the investment amount and target capacity.  As such, the above fees and quantities will be adjusted and negotiated in good faith based upon the premise of the original agreement considering the new volume and investment assumptions.  As part of the agreement for the New Production Line, West and the Customer will jointly agree on initial staffing levels and target production volumes as it affects item 1(b).